EXHIBIT 2.2

AMENDMENT NO. 2

TO

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 2 (this “Amendment”), dated as of March 23, 2012, to Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 (the “Agreement”), by and among Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), Citrus ETP Finance LLC, a Delaware limited liability company (“ETP Subsidiary Guarantor”) and Citrus ETP Acquisition, L.L.C., a Delaware limited liability company (“ETP Merger Sub”), on the one hand, and Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), on the other hand.

R E C I T A L S

WHEREAS, ETE and ETP desire to amend certain provisions of the Agreement pursuant to Section 10.1 thereof, as more particularly set forth in this Amendment.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ETE and ETP hereby agree as follows:

ARTICLE I
AMENDMENTS

1.1 Defined Terms; References.  Unless otherwise specifically defined in this Amendment, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement, and each reference to a specific Section or Article shall refer to the particular Section or Article in the Agreement.  Each reference to “hereof,” “hereunder,” “herein,” “hereby” and each other similar reference contained in the Agreement shall refer, from and after the date of this Amendment, to the Agreement as amended by this Amendment.

1.2 Amendment to Section 2.1.  Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

“The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Limited Liability Company Act, as amended to date (the “Delaware Act”), ETP Merger Sub shall be merged with and into CrossCountry Energy, whereupon the separate existence of ETP Merger Sub shall cease, and CrossCountry shall continue its existence as a limited liability company under Delaware law as the surviving entity (the “Surviving Entity”) in the Merger and an indirect wholly owned subsidiary of ETP.”

1.3 Amendment to Section 2.4.  Section 2.4 of the Agreement is hereby amended and restated in its entirety as follows:

“Effect of Merger. At the Effective Time, by virtue of the merger and without any further action on the part of any member of CrossCountry Energy or ETP Merger Sub or any further action by any party or other person, (i) (a) all of the limited liability company interests in ETP Merger Sub (all of which are owned by ETP) shall automatically be converted into and become all of the limited liability company interests in the Surviving Entity, (b) an indirect wholly owned subsidiary of ETP shall automatically be deemed admitted to the Surviving Entity as the sole member in respect of such limited liability company interests and (c) the Surviving Entity shall continue without dissolution; and (ii) (a) all of the limited liability company interests in CrossCountry Energy indirectly owned by Southern Union through CCE Holdings immediately prior to the effective time (which constituted all of the limited liability company interests in CrossCountry Energy at such time) shall automatically be converted into the right to receive the Merger Consideration and shall otherwise cease to be outstanding and (b) CCE Holdings shall cease to be a member of CrossCountry Energy and the Surviving Entity.”

1.4 Amendment to Section 2.4.  Section 2.4 of the Agreement is hereby amended and restated in its entirety as follows:

“Directors. Subject to applicable Law, at the Effective Time, Marshall S. (Mackie) McCrea III shall be the initial director of the Surviving Entity and shall hold office until his successor is duly elected and qualified, or his earlier death, resignation or removal.”

1.5 Amendment to Section 2.8.  Section 2.8 of the Agreement is hereby amended and restated in its entirety as follows:

“Borrowing by ETP; Tax Treatment of Merger and Cash Consideration.  In connection with the Sigma Merger, following the Panhandle Contribution and immediately prior to the effective time of the Sigma Merger, PEPL Holdings shall enter into a support agreement, in the form attached hereto as Annex A, with ETP Subsidiary Guarantor pursuant to which PEPL Holdings shall provide contingent residual support to ETP Subsidiary Guarantor (on a non recourse basis to Southern Union) with respect to ETP Subsidiary Guarantor’s obligations to ETP to support the payment of $2.0 billion in principal amount of senior notes issued by ETP on January 17, 2012 (the “ETP Debt”).  The Parties intend that for United States federal income tax purposes (i) the Merger shall be treated as a contribution by Southern Union to ETP of the assets of CrossCountry Energy (and the assets of the subsidiaries of CrossCountry Energy that are also treated as disregarded entities of Southern Union) in a transaction consistent with the requirements of Section 721(a) of the Code; (ii) the receipt by CCE Holdings of the Cash Consideration shall be treated as a distribution to Southern Union by ETP under Section 731 of the Code; (iii) the distribution of the Cash Consideration to CCE Holdings shall be made out of proceeds of the ETP Debt, and such portion of the Cash Consideration shall qualify as a “debt-financed transfer” under Section 1.707-5(b) of the Treasury Regulations promulgated under the Code (the “Treasury Regulations”); and (iv) Southern Union’s share of the ETP Debt under Sections 1.752-2 and 1.707-5(a)(2)(i) of the Treasury Regulations shall be the entire amount of the ETP Debt.  The Parties agree to file all Tax Returns and otherwise act at all times in a manner consistent with this intended treatment of the Merger, the Cash Consideration and the ETP Debt, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Section 1.707-3(c)(2) of the Treasury Regulations.”

1.6 Amendment to Section 5.9.  Section 5.9 of the Agreement is hereby amended and restated in its entirety as follows:

        “5.9            Joinder; Panhandle Contribution.

(a) In lieu of a joinder agreement, ETP Merger Sub and ETP Subsidiary Guarantor each hereby enter into this Amendment.  ETP Merger Sub agrees to be bound to the terms and conditions of this Agreement for all purposes and ETP Subsidiary Guarantor agrees to be bound to the terms and conditions of this Agreement solely for purposes of Section 2.8 hereof.

(b) Each of Southern Union, PEPL Holdings and CrossCountry Energy shall execute and deliver to ETP, ETP Subsidiary Guarantor and ETP Merger Sub a Joinder Agreement immediately prior to the effective time of the Sigma Merger.  Upon execution and delivery of such Joinder Agreements, Southern Union and CrossCountry Energy shall each become a Party under this Agreement for all purposes and PEPL Holdings shall become a Party under this Agreement solely for purposes of Section 2.8 hereof.

(c) Immediately following the deliveries referred to in Section 5.9(b) but immediately prior to the effective time of the Sigma Merger, Southern Union shall cause the Panhandle Contribution to occur.”

1.7 Amendment to Exhibit A.  Exhibit A of the Agreement is hereby amended to include reference to or amend and restate, as applicable, the following definitions in their appropriate alphabetical order:

          “Panhandle Contribution” means the contribution by Southern Union of the Panhandle Interests to PEPL Holdings.

          “ETP Subsidiary Guarantor” means Citrus ETP Finance LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of ETP.

ARTICLE II
MISCELLANEOUS

2.1 No Other Amendments; No Waiver of Rights.  Except as amended by this Amendment, the Agreement shall remain unmodified and in full force and effect.

2.2 Governing Law.  This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

2.3 Facsimiles; Counterparts.  This Amendment may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.  This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

 [Signature page follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its respective duly authorized officers as of the date first above written.

                                  ENERGY TRANSFER EQUITY, L.P.

                                  By:              LE GP, LLC,
                                   its general partner

                                  By:         _______________________________
                                  Name:    _______________________________
                                  Title:      _______________________________

                                  ENERGY TRANSFER PARTNERS, L.P.

                                  By:              Energy Transfer Partners GP, L.P.,
                                                     its general partner

                                  By:              Energy Transfer Partners, L.L.C.,
                                   its general partner

                                  By:          ______________________________
                                  Name:     ______________________________
                                  Title:      ______________________________

                                  CITRUS ETP ACQUISITION, L.L.C.

                                  By:          ______________________________
                                  Name:     ______________________________
                                  Title:       ______________________________

                                  Solely for Purposes of Section 2.8

                                  CITRUS ETP FINANCE LLC

                                  By:          ______________________________
                                  Name:     ______________________________
                                  Title:       ______________________________